As filed with the Securities and Exchange Commission on May 28, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORBSAT CORP.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	4813	65-0783722
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

18851 NE 29th Avenue, Suite 700

Aventura, FL 33180

Telephone: (305) 560-5355

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David Phipps

Chief Executive Officer

Orbsat Corp

18851 NE 29th Avenue, Suite 700

Aventura, FL 33180

Telephone: (305) 560-5355

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Ralph V. De Martino, Esq.	Alexander R. McClean, Esq.
Schiff Hardin LLP	Margaret K Rhoda, Esq.
901 K Street, NW, Suite 700	Harter Secrest & Emery LLP
Washington, DC 20001	1600 Bausch & Lomb Place
Telephone: (202) 724-6848	Rochester, NY 14604
Telephone: (585) 232-6500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-253027

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934:

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ]	Smaller reporting company	[X]

		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Units consisting of shares of Common Stock, par value $0.0001 per share, and Warrants to purchase shares of Common Stock, par value $0.0001 per share	$16,560,000	$1,806.70
Common stock included as part of the Units	$-	$-
Warrants to purchase shares of common stock included as part of the Units	-	-
Shares of Common Stock issuable upon exercise of the Warrants	$16,560,000	$1,806.70
Underwriters’ Warrants	$720,000	$90.33
Common stock underlying the underwriters’ warrants
Total	$33,840,000	$3,703.73

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-253027), as amended, is hereby registered. The registrant previously registered securities with a proposed aggregate offering price of $28,200,000 on the Registration Statement on Form S-1 (File No. 333-253027), for which a filing fee of $3,076.62 was previously paid.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of the independent registered public accounting firm of Orbsat Corp. (“Company”). This registration statement relates to the Company’s registration statement on Form S-1 (File No. 333-253027), as amended, including the exhibits and power of attorney thereto (the “Initial Registration Statement”), initially filed by the Company on February 12, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on May 27, 2021. The Company is filing this registration statement for the sole purpose of increasing the proposed maximum aggregate offering price of the Units in the offering subject of the Initial Registration Statement. Pursuant to Rule 462(b), the contents of the Initial Registration Statement are incorporated by reference into this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Aventura, FL on May 27, 2021.

Orbsat Corp.
(Registrant)

By:	/s/ David Phipps
David Phipps
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Name	Position	Date

/s/ Charles M. Fernandez	Director, Chairman	May 27, 2021
Charles M. Fernandez

/s/ David Phipps	Director, Chief Executive Officer (Principal Executive Officer)	May 27, 2021
David Phipps

/s/ Thomas Seifert	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 27, 2021
Thomas Seifert

/s/ *Hector Delgado	Director	May 27, 2021
Hector Delgado

/s/ Kendall Carpenter	Director	May 27, 2021
Kendall Carpenter

/s/ John Miller	Director	May 27, 2021
John Miller

/s/ Louis Cusimano	Director	May 27, 2021
Louis Cusimano

*By:	/s/ David Phipps
David Phipps
Attorney-in-fact*

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of The Crone Law Group P.C. as to legality of the securities being registered.
23.1	Consent of RBSM LLP
23.2	Consent of The Crone Law Group P.C. (included in Exhibit 5.1).
24.1	Power of Attorney (set forth on the signature page of the Pre-Effective Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission on April 7, 2021)